GENERAL HOUSEWARES CORP.

1536 BEECH STREET, P. O. BOX 4066, TERRE HAUTE, INDIANA  47804 - (812) 232-
1000

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant     X
Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement     X
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GENERAL HOUSEWARES CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)  Title of each class of securities to which transaction applies:

	(2)  Aggregate number of securities to which transaction applies:

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)  Proposed maximum aggregate value of transaction:

	(5)  Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)  Amount previously paid:

	(2)  Form, Schedule or Registration Statement No.:

	(3)  Filing Party:

	(4)  Date Filed:


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1999

To the Holders of the Company's Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENERAL HOUSEWARES CORP., a Delaware corporation (the "Company"), will be held at the Hilton Chicago O'Hare Airport, Chicago, Illinois, on Tuesday, May 11, 1999, at 10:00 a.m. (local time) for the following purposes:

1.  To elect three directors; and
2.  To transact such other business as may properly come before the meeting.

Only holders of record of the Company's Common Stock at the close of business on March 17, 1999, are entitled to notice of, and will be entitled to vote at, the meeting and any adjournment or adjournments thereof.

Holders of Common Stock are urged to date, sign and return the enclosed form of proxy at their earliest convenience, even if they plan to attend the meeting. A return envelope is enclosed for this purpose which requires no postage if mailed in the United States.

In order to facilitate arrangements for this meeting, we would like to know in advance how many shareholders expect to attend in person. If you plan to attend, please so indicate in the space provided on the proxy card.


By Order of the Board of Directors,

RAYMOND J. KULLA,
Secretary.

Dated:  March 29, 1999

GENERAL HOUSEWARES CORP.
1536 BEECH STREET, P. O. BOX 4066, TERRE HAUTE, INDIANA  47804 - (812) 232-
1000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 1999

The accompanying proxy is solicited by the Board of Directors of General Housewares Corp. (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Hilton Chicago O'Hare Airport, Chicago, Illinois, on Tuesday, May 11, 1999, at 10:00 a.m. (local time) (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and form of proxy will be first given or mailed to stockholders is March 29, 1999.

Only holders of record of the Company's Common Stock, par value $.33 1/3 per share, at the close of business on March 17, 1999, will be entitled to vote at the meeting. At that date there were issued and outstanding 4,027,268 shares of Common Stock, the holders of which are entitled to one vote per share on all matters, including the election of directors.

Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing, with the Secretary of the Company, a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether a proxy has previously been given, but presence at the meeting will not revoke the proxy unless such stockholder votes in person.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Except as otherwise indicated, (a) the following table sets forth as of March 17, 1999, to the knowledge of the Company, information as to the beneficial ownership of the Company's Common Stock by (i) persons that own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group; (b) all beneficial ownership reflected in the table represents sole voting and investment power as to Common Stock; and (c) the information is provided below (and throughout this proxy statement) only with respect to the periods of time during which the indicated persons held the specified position or relationship with the Company.

                                                      Amount        Percent
                                                      Beneficially  of
                                                      Owned         Class
(a)  Holders of more than 5% of Common Stock

    Dimensional Fund Advisors, Inc.
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA  90401                           238,910       5.9

Gangelhoff Enterprises Trust
    1405 West Farm Road
    Chaska, MN  55318                                 242,217       6.0

    Gabelli Funds, Inc.
    One Corporate Center
    Rye, NY  10580-1434                               855,600       21.2

    Sandera Partners, L.P. and Newcastle Partners, L.P.
    1601 Elm Street, Suite 4000
    Dallas, TX  75201                                 512,599(1)    12.7

(b) Directors and Nominees

    Charles E. Bradley                                  5,600       (2)
    John A. Bricker, Jr.                              497,849(1)    12.3
    John S. Crowley                                    10,310       (2)
    Thomas L. Francis                                   5,217       (2)
    Joseph Hinsey IV                                    4,062       (2)
    Richard E. Lundin                                   3,000       (2)
    Ann Manix                                           3,000       (2)
    Phillip A. Ranney                                   4,834       (2)
    Paul A. Saxton                                    142,546(3)     3.5

(c) Named Executive Officers other than Paul A. Saxton
    John C. Blackwell                                  26,102(4)    (2)
    Gordon H. Brown                                    38,528(4)    (2)
    Raymond J. Kulla                                   41,000(4)     1.0
    Alexander T. Lee                                   36,000(5)    (2)

(d) All Directors, Nominees and Executive Officers as a Group
    (13 persons)                                      818,048       20.3

(1) Sandera Partners, L.P. has filed a Schedule 13D jointly with Newcastle Partners, L.P. As of the most recent amendment to that Schedule 13D, Sandera Partners, L.P. reported beneficial ownership of 497,099 shares of Common
Stock. By virtue of their direct and indirect control positions over Sandera Partners, L.P., each of Sandera Capital Management, L.P., Sandera Capital, L.L.C., John A. Bricker, Jr., Clark K. Hunt, Mark E. Schwarz, Hunt Financial Partners, L.P., Hunt Financial Group, L.L.C., J. R. Holland, Jr. and Lamar
Hunt may be deemed to beneficially own shares of Common Stock owned by Sandera Partners, L.P. Newcastle Partners, L.P. reported beneficial ownership of 15,500 shares of Common Stock. By virtue of his direct control over Newcastle Partners, L.P., Mark E. Schwarz may be deemed to beneficially own the shares of Common Stock owned by Newcastle Partners, L.P. In addition, Mr. Bricker also owns 750 shares of restricted Common Stock awarded to him by the Company.
(2) Less than 1% of class.
(3) Includes 44,334 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.
(4) Includes 15,333 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.
(5) Includes 4,333 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

ELECTION OF DIRECTORS

Under the Company's bylaws, its directors are divided into three classes, each class to be elected at successive annual meetings for terms of three years. The number of directorships was fixed at nine at the Regular Meeting of the Board of Directors held on November 17, 1998. The three directors whose terms will expire at the 1999 Annual Meeting are Charles E. Bradley, Thomas L. Francis and Phillip A. Ranney. Charles E. Bradley, Thomas L. Francis and Phillip A. Ranney have been nominated by the Board of Directors to stand for election as directors at the Annual Meeting and until their successors are duly elected and shall qualify.

At the Annual Meeting, the accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of electing as directors these three nominees. Should any one or more of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify, except for Mr. Crowley who intends to resign in 1999 as disclosed in the Company's 1998 proxy statement.

A plurality of the votes of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the meeting on the election of directors is required for the election of directors. For this purpose, a stockholder voting through a proxy who withholds authority to vote as to all nominees for election as directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote. Abstentions and broker non-votes are counted as shares of Common Stock represented at the meeting for purposes of determining a quorum, but will have no effect on the outcome of the election.

Information on Nominees and Incumbent Directors

                                                     Served
                                                     as Director
Name                                                 Since         Age

Nominees for Election to Term Expiring in 2002:
  Charles E. Bradley                                 1967          69
  Thomas L. Francis                                  1990          69
  Phillip A. Ranney                                  1990          62

Directors Whose Term Expires in 2001:
  John S. Crowley                                    1980          75
  Richard E. Lundin                                  1996          47
  Paul A. Saxton                                     1987          60

Directors Whose Term Expires in 2000:
  Joseph Hinsey IV                                   1992          67
  Ann Manix                                          1994          46
  John A. Bricker, Jr.                               1998          47

Mr. Bradley has been President of Stanwich Partners, Inc. (a private investment banking firm) for more than five years. He is also a director of DeVlieg Bullard, Inc., Sanitas, Inc., Texon Energy Corporation, Consumer Portfolio Services, Inc., Reunion Industries, Inc., NAB Assets Corporation, Zydeco Energy Co. and Chatwins Group, Inc.

Mr. Bricker has been President of Sandera Capital, L.L.C., a private investment firm, since 1995, and President and Manager of SCM Advisors, L.L.C., a registered investment advisor, since 1991.

Mr. Crowley was Managing Director of Saugatuck Associates, Inc. (the management company of a private risk capital partnership) from 1987 to 1993. Prior thereto, he was Executive Vice President and a director of Xerox Corporation from 1977 until mid-1982. He is presently a private investor. He is also a director of Morgan Products, Inc.

Mr. Francis has been Chairman of the Board and Chief Executive Officer of CDI, Inc. (a privately-owned firm engaged in general construction and real estate development) for more than five years. He is also a director of Merchants National Bank.

Mr. Hinsey is a Professor Emeritus of the Harvard University Graduate School of Business Administration, where he has held the H. Douglas Weaver Professor of Business Law Chair. Prior to joining the Harvard Business School senior faculty in 1987, he was a Partner of the law firm of White & Case for many years.

Mr. Lundin has been Chairman and Chief Executive Officer of Da-Lite Screen Company, Inc. (a manufacturer and marketer of projection screens and other meeting room products) for more than five years.

Ms. Manix is currently the Managing Partner of Ducker Research Corp., an industrial research firm serving Fortune 500 companies. Prior thereto, Ms. Manix served as President and Chief Executive Officer of Hallen
Company, a Houston-based consumer products manufacturing and marketing company specializing in wine and dining accessories. Ms. Manix is also a director of Compx, a manufacturer of precision drawer slides and security systems.

Mr. Ranney has been a Partner in the Cleveland, Ohio, law firm of Schneider, Smeltz, Ranney & LaFond for more than five years.

Mr. Saxton has been Chairman of the Company since June 24, 1992, Chief Executive Officer since July 1, 1990, and President since August 1989. He was Executive Vice President from September 1987 to August 1989. He is also a director of AP&S Clinic LLC.

Information on Committees of the Board of Directors

During 1998, the Board of Directors held 11 meetings and there were 16 meetings of committees of the Board. No director attended fewer than 75 percent of the total number of meetings of the Board or of the committees of which the director was a member. In addition to attending Board and committee meetings, directors studied matters and documents affecting the Company and had numerous discussions with management at times other than the meetings.

The standing committees of the Board of Directors include audit and compensation committees but do not include a nominating committee.

The Audit Committee monitors the activities of the Company's independent public accountants, receives reports concerning the Company's internal accounting controls, reviews the fees paid to the Company's independent public accountants, confers as to the year-end financial statements when the audit is completed and reports on such activities to the full Board of Directors. Its members are Joseph Hinsey IV (Chairman), John A. Bricker, Jr., Ann Manix and Thomas L. Francis. During 1998, the Audit Committee held 5 meetings.

The Compensation Committee approves the compensation of officers of the Company and has overall responsibility for the Company's compensation policies for senior management. Its members are Phillip A. Ranney (Chairman), Charles
E. Bradley and Richard E. Lundin. The Compensation Committee held 3 meetings during 1998.

Remuneration of Non-Management Directors

The directors of the Company who are not employees receive an annual retainer of $10,000 per year, plus attendance fees of $1,000 for each Board or committee meeting and $250 for each such meeting held by telephone conference in which they participate.

Pursuant to the 1997 Key Employees' Incentive Stock Plan, adopted by the Board of Directors and approved by the stockholders of the Company at the Annual Meeting held on May 13, 1997, the eight non-management directors serving on that date were each awarded 1,500 shares of restricted Common Stock. The restriction ended with respect to 500 shares on the date of the Company's Annual Meeting in 1998. The restricted period will end with respect to 500 shares on each of the respective dates on which the Company's Annual Meeting is held in 1999 and 2000. As part of the award set forth above, a director assuming office after the 1997 Annual Meeting is to be awarded a different number of shares as gives proportionate effect to the reduced period of time he or she holds office. Accordingly, on November 17, 1998, the date upon which he became a director, Mr. Bricker was awarded 750 shares of restricted stock. The restricted period will end with respect to 250 shares on the date of the Company's Annual Meeting in 1999 and 500 shares on the date of the Company's Annual Meeting in 2000.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the nominees for director named herein.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned for each of the three fiscal years ended December 31, 1998, by the Company's Chief Executive Officer and the four most highly paid executive officers who were serving as executive officers at the end of the year, other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name and		ANNUAL COMPENSATION
Principal								Other Annual
Position		Year	Salary($)		Bonus($)	Compensation ($)

Paul A. Saxton	1998	294,000		 9,673	0
Chairman & CEO	1997	294,000		30,253	0
	1996	294,000		0		0

John C. Blackwell	1998	178,000		 4,984	0
Vice President	1997	178,000		15,575	0
			1996	178,000		0		0

Gordon H. Brown	1998	178,000		 4,984	0
Vice President	1997	178,000		15,575	0
	1996	178,000		0		0

Raymond J. Kulla	1998	173,000		 4,844	0
Vice President	1997	173,000		15,138	30,912(2)
1996	173,000		25,000	 1,481(1)

Alexander T. Lee	1998	150,000		43,938	0
Vice President

				Restricted	Long Term
Name and			Stock		Compensation	All Other
Principal			Awards	Options		Compensation
Position		Year	($)(3)	(#)			($)(4)

Paul A. Saxton	1998	407,500	0			5,053
Chairman & CEO	1997	0		12,000		3,998
1996	0		0			2,700

John C. Blackwell	1998	0		0			5,221
Vice President	1997	0		8,000			3,999
1996	0		0			2,280


Gordon H. Brown	1998	163,000	0			4,914
Vice President	1997	0		8,000			4,000
1996	0		0			2,700

Raymond J. Kulla	1998	203,750	0			4,417
Vice President	1997	0		8,000			4,750
1996	0		0			0

Alexander T. Lee	1998	305,625	0			4,800
Vice President

(1)  Relocation expenses in 1996.
(2)  Relocation expenses in 1997.
(3) Messrs Saxton, Brown, Kulla and Lee received awards of restricted stock in 1998 totaling 40,000, 16,000, 20,000 and 30,000, respectively. The restrictions with respect to twenty-five percent of these shares lapsed on February 1, 1999. The restrictions on the remaining shares will lapse on January 1, 2002. The aggregate number and value of restricted stock holdings at December 31, 1998, were 106,000 and $1,272,000, respectively. Regular Common Stock dividends were paid on the restricted stock prior to vesting.
(4) Amounts shown consist solely of the Company's matching 401(k) Plan contributions.


PENSION PLAN TABLE

The table that follows shows the estimated annual benefits payable upon retirement to the Company's employees not represented by a union under the Company's defined benefit plan (the "Plan"). The calculations are based on the covered compensation of an employee born in 1934.

                                  10        15        20        25
                                  Years of  Years of  Years of  Years of
Remuneration                      Service   Service   Service   Service

$75,000                           $12,912   $19,368   $25,825   $32,281
 100,000                           17,712    26,568    35,425    44,281
 125,000                           22,512    33,768    45,025    56,281
 150,000                           27,312    40,968    54,625    68,281
 175,000                           32,112    48,168    64,225    80,281
 200,000                           36,912    55,368    73,825    92,281
 225,000                           41,712    62,568    83,425   104,281
 250,000                           46,512    69,768    93,025   116,281
 275,000                           51,312    76,968   102,625   128,281
 300,000                           56,112    84,168   112,225   130,000
 325,000                           60,912    91,368   121,825   130,000
 350,000                           65,712    98,568   130,000   130,000


Effective January 1, 1998, compensation used for benefit calculations is limited to $160,000 per year (as adjusted from time to time by the Internal Revenue Service). To the extent that the annual benefits payable as reflected in the foregoing Pension Plan Table are so limited by the Internal Revenue Service, the named executive officers will receive supplemental pension payments upon retirement after January 1, 1999, equal to the amount of the annual benefit not payable under the Plan because of the limitation imposed by the Internal Revenue Service.

The Plan provides retirement benefits based upon Years of Service (limited to 25 years) and Average Monthly Compensation (basic salary received -- including overtime, bonuses and incentive compensation and other similar types of payment prior to any reduction, pursuant to any Company profit-sharing plan -- for the highest five consecutive years of compensation during the last ten years preceding retirement). The amount of compensation used for 1998 in determining Average Monthly Compensation of each executive officer named in the Summary Compensation Table is the aggregate amount shown in the salary and bonus columns of the Table. Years of Service (for retirement benefit purposes) are: Mr. Saxton, 11 years; Mr. Blackwell, 4 years; Mr. Brown, 4 years; and Mr. Kulla, 3 years. Under the Plan's benefit formula, a participant may retire, at the Normal Retirement Age of 65, without any benefit reduction due to age and would receive a monthly benefit equal to the sum of (i) 1.47% of the Average Monthly Compensation and (ii) .45% of the Average Monthly Compensation in excess of Social Security Covered Compensation times Years of Service. A participant is 100% vested in the pension benefit after five years of service.

RETIREMENT AND TERMINATION ARRANGEMENTS

In connection with their employment, the Company agreed to supplement the retirement benefits payable to Messrs. Saxton, Brown and Kulla following their retirement by an amount calculated under the Plan formula, but calculating their benefit as if each year of actual service equaled 1.5 Years of Service for Messrs. Saxton and Kulla and 1.4 Years of Service for
Mr. Brown. The amount of this supplemental benefit is reduced by the retirement benefits paid under the Plan.

Mr. Saxton and certain other officers, including each of the officers named in the Summary Compensation Table except Mr. Blackwell, have entered into Employment Agreements with the Company providing that, subject to certain conditions described below and assuming that the officer is in the Company's employ at the time of a Change of Control, the officer will be employed for a period of three years thereafter. A Change of Control is defined as (i) the acquisition by any person or group of beneficial ownership of 30% or more of the combined voting power of the Company, (ii) a change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period, (iii) a consummated merger or consolidation of the Company or (iv) approval by stockholders of a complete liquidation or dissolution of the Company. The Employment Agreements further provide that if the officer's employment shall be terminated by the Company for other than just cause or disability (as defined) or death, or by the officer for good reason (as defined therein), the Company shall continue to pay the officer his or her base salary and provide benefits through the third anniversary of the date on which the Change of Control occurs unless such termination occurs during the final twelve-month period of the Agreement, in which case the officer shall continue to receive salary and benefits until the first anniversary of the date of such termination. The compensation received by the officer may not exceed the maximum amount that may be paid without incurring an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (in general, approximately 300% of the employee's average total compensation income for the five preceding calendar years).

In connection with Mr. Saxton's becoming an employee in September 1987, the Company agreed to continue payments to him for a period up to 12 months equal to his annualized basic salary in effect prior to the Company's termination of his employment before attaining age 64. In addition, the Company agreed to continue his medical and life insurance benefits for the same period to the extent that he could be continued as an employee. These payments would not be paid if Mr. Saxton is entitled to benefits paid under the Employment Agreement described above or the Company's long-term disability plan. The payments would terminate upon Mr. Saxton's death or his entering a new employment relationship. In connection with their becoming employees in July 1995 and October 1995, respectively, the Company agreed to continue payments to Messrs. Brown and Kulla for a period up to 12 months, equal to their annualized base salaries, in the event of the Company's termination of their employment. In connection with his promotion to Corporate Vice President in August 1998, the Company agreed to continue payments to Mr. Lee for a period up to 12 months, equal to his annualized base salary, in the event of the Company's termination of his employment.

In January 1999, Mr. Blackwell entered into an Employment and Severance Agreement with the Company. The Employment and Severance Agreement with Mr. Blackwell provides that, subject to certain conditions, the Company will employ Mr. Blackwell and pay him a base salary of $178,000 plus his current benefits until June 30, 1999. If Mr. Blackwell continues as Vice President, Sales and Marketing, through June 30, 1999, and meets certain conditions, the Company and Mr. Blackwell will enter into a Separation Agreement and Release of Claims in June of 1999. Under the terms of the Separation Agreement and Release of Claims, the Company would employ Mr. Blackwell as a consultant until June 30, 2000. In exchange for his services as a consultant, the Company will pay Mr. Blackwell his salary of $178,000 plus his current benefits. In addition, the Company will provide Mr. Blackwell a supplemental retirement benefit.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph below shall not be incorporated by reference into any such filing.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Committee is responsible for administering the Company's long-term incentive compensation plans and for considering and submitting recommendations to the Board on base compensation, the annual bonus plan and other compensation of the executive officers. The Committee has prepared, for inclusion in this proxy statement, the following report describing the policies and process of compensating the executive officers of the Company.

Compensation Policies

The Company's compensation policies are designed to offer executive officers competitive salaries and additional compensation opportunities based on each executive officer's contribution to the Company's performance. Competitive compensation packages are designed to enable the Company to attract and retain individuals with superior abilities. Commensurate with his responsibilities, the Chief Executive Officer's additional compensation opportunity is more dependent on the Company's performance than is that of the other executive officers.

Application and Administration of Compensation Policies

The compensation of the Company's executive officers is reviewed periodically by the Committee. The Company's executive officer compensation program has been designed to:

  - Provide salary and additional compensation opportunities which are comparable to those offered by similar companies, thus allowing the Company to compete for and retain talented executives who are critical to its long-term success;

  - Motivate executive officers to achieve specific business goals annually and reward them for their achievement; and

  - Align the interests of executive officers with the long-term interests of stockholders by providing opportunities that can result in significant ownership of the Company's Common Stock.

At present, the executive officers' compensation packages are comprised of base salaries, an annual incentive bonus plan and long-term incentive opportunities in the form of grants of stock options and awards of restricted stock, as well as other benefits typically offered to executive officers by comparable companies.

Base Compensation

Base salary ranges are established by the Committee for each executive officer after considering industry comparisons, the executive's position and responsibilities, his tenure and the size of the Company. Salaries are reviewed annually. Adjustments are recommended to the Board, as warranted, to reflect sustained individual officer performance.

Annual Bonus Plan

A bonus plan is formulated annually by the Committee and recommended to the Board. The potential 1998 cash bonus for the Chief Executive Officer and the other executive officers could have equaled 80% and 68% of their base salaries, respectively. The plan was based upon achievement of three specific quantitative goals: target increases in the Company's profit before taxes accounted for 60% of the bonus plan, target increases in inventory turns accounted for 20% of the bonus plan and achievement of a "customer satisfaction index" accounted for 20% of the bonus plan. The customer satisfaction index is a daily measurement of customer service based on a 400 point scale. The targets for profit before tax and customer satisfaction index were not met. The inventory turns target was partially achieved resulting in bonus payments ranging from 2.8% to 3.3%.

Long-Term Incentive Compensation

Stock-based incentives are an important element of the executive officers' compensation packages. To provide such incentives, the Company maintained a stock plan for key employees which provided for the granting of options or awards of restricted stock. The Committee believes stock-based incentives are the best mechanisms for aligning the financial interests of the Company's executive officers with interests of shareholders, since both gain through the appreciation of the Company's stock. Unexercised stock options held by the Company's executive officers and Chief Executive Officer are listed in the Summary Compensation Table set forth above. In 1998, the Company awarded restricted shares to a group representing 3% of the total employees, including 106,000 restricted shares to executive officers. No stock options were granted.

Compensation of the Chief Executive Officer

In accordance with the compensation policies described above, and as a result of partial achievement of the inventory turns target, Mr. Saxton earned a cash bonus of three and three tenths percent (3.3%) of his base salary. No change was made in his base salary. In awarding Mr. Saxton restricted stock in the amount of 40,000 shares, the Committee placed particular emphasis on Mr. Saxton's leadership in formulating and implementing a corporate policy designed to change the Company from a manufacturing to a distribution company and strengthening the senior management team.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the tax deduction for compensation paid to any of the named executive officers unless certain requirements are met. All compensation paid to the Company's executive officers in 1998 was fully deductible; at this time, it is not anticipated that any named executive officer of the Company will receive compensation in excess of this limit during 1999.

Compensation Committee

Phillip A. Ranney, Chairman
Charles E. Bradley
Richard E. Lundin

The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1998, with cumulative total return on the S&P 500 Index and the S&P Housewares Composite Index. The comparison assumes $100 was invested at the close of business on December 31, 1993, in the Company's Common
Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG GENERAL HOUSEWARES CORP., S&P 500 INDEX AND S&P HOUSEWARES COMPOSITE INDEX

Cumulative Total Return Summary
		Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
1993		1994		1995		1996		1997		1998
GHC		100		110.39	70.01		81.54		90.71		106.95
S&P 500	100		101.32	139.40	171.40	228.59	293.91
S&P
 Housewares	100		 96.88	104.32	122.07	134.44	130.84

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected PricewaterhouseCoopers LLP as its independent public accountants for the current fiscal year. The firm has audited the Company's financial statements annually since 1967. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions from the stockholders.

FUTURE STOCKHOLDER PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement. To be included in the proxy statement for the 2000 Annual Meeting, proposals must be received by the Company no later than November 30, 1999.

In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's bylaws. The Company's bylaws require that, to be timely, a stockholder's notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days, nor more than 130 days, prior to the anniversary date of the immediately preceding annual meeting. To be eligible for consideration at the 2000 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement, noted above, must be received by the Company between December 31, 1999 and February 11, 2000.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and stockholders owning more than 10% are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required for the fiscal year ended December 31, 1998, all applicable Section 16(a) filing requirements were complied with except that Newcastle Partners, L.P. made a late filing of a Form 4 to report four transactions, Sandera Partners, L.P. made a late filing of a Form 4 to report five transactions and John
A. Bricker, Jr., made a late filing on Form 5 to report one transaction.

OTHER MATTERS

Management of the Company is not aware of any matters, other than those specified in the Notice of Annual Meeting and discussed above in this Proxy Statement, that are to be presented for action at the meeting. Should any other matters properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies in the enclosed form of proxy will have discretionary power to vote, pursuant to the proxies hereby solicited, with respect to such matters in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by regular employees of the Company or others affiliated with the Company. In addition, the Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

By Order of the Board of Directors,

Raymond J. Kulla,
Secretary.

Terre Haute, Indiana
Dated:  March 29, 1999


FORM 10-K AVAILABLE

THE FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION PROVIDES CERTAIN ADDITIONAL INFORMATION, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: TERESA A. MAGER, ASSISTANT SECRETARY, GENERAL HOUSEWARES CORP., P. O. BOX 4066, TERRE HAUTE, INDIANA 47804.



FORM OF PROXY

The undersigned hereby appoints PAUL A. SAXTON and RAYMOND J. KULLA, and each of them, his proxies with full power of substitution, to vote all shares of Common Stock of General Housewares Corp. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 10:00 A.M. on Tuesday, May 11, 1999, at the Hilton Chicago O'Hare Airport, Chicago, Illinois, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon and in respect of the following matter and, in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 29, 1999.

Election of Directors
Charles E. Bradley
Thomas L. Francis
Phillip A. Ranney

COMMENTS:	(change of address)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card). You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Proxy Committee cannot vote your shares unless you sign and return this card.

Please mark your vote as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

The Board of Directors recommends a vote FOR proposal 1.

1.	Election of directors	FOR ALL	WITHHELD
	(see reverse)		NOMINEES	FROM ALL
							NOMINEES

To withhold a vote on one or more nominees, please write their name on the line below.

-------------------------

SPECIAL ACTION

Change of Address/Comments
Will Attend Annual Meeting

This proxy may be revoked by the undersigned as provided in the accompanying Proxy Statement.

The undersigned hereby acknowledges receipt of the Notice of Annual meeting of Stockholders and related Proxy Statement, both dated March 29, 1999.

The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any other person or persons.

SIGNATURES(S)
DATE
NOTE:	Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.